UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
SCHEDULE 14A INFORMATION
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of the Securities Exchange Act of 1934

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SELECT COMFORT CORPORATION
(Name of Registrant as Specified In Its Charter)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 14, 2009

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)           (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, on May 22, 2009 Select Comfort Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Sterling SC Investor, LLC, a Delaware limited liability company (“Sterling SC”) and an affiliate of Sterling Capital Partners III, L.P. (“SCP” and, together with Sterling SC, “Sterling”), that provides for the sale of 50 million shares of the Company’s common stock to Sterling SC at a purchase price of $0.70 per share for gross proceeds of $35.0 million (the “Sterling Transaction”).

The Securities Purchase Agreement provides that subject to, conditioned upon and immediately following the closing of the Sterling Transaction (the “Closing”), the Company will have nine members on its Board of Directors, which will include five members designated by Sterling SC and four members designated by the current Board of Directors.  Additionally, so long as Sterling SC beneficially owns, in the aggregate, at least 20% of the total voting power of the Company’s outstanding common stock entitled to vote for elections of directors, Sterling SC will be entitled to designate for nomination by the Board of Directors a number of members of the Board of Directors proportional to its ownership of the Company’s outstanding common stock entitled to vote for elections of directors, rounded up to the nearest whole number of directors.  On May 22, 2009, Thomas J. Albani, Christine M. Day, Stephen L. Gulis, Jr., William R. McLaughlin, Michael A. Peel, and Ervin R. Shames tendered their conditional resignations from the Board of Directors of the Company and on August 14, 2009 the Board of Directors accepted those resignations, all of which is subject to, conditioned upon, and effective immediately following the Closing.

Subject to, conditioned upon and effective immediately following the Closing the Board of Directors will be comprised of the following directors divided among three classes as follows:

Director	Term Expires	Status
Steven Chang	2009	Sterling Designee
David T. Kollat	2009	Existing Director
Brenda J. Lauderback	2009	Existing Director
R. Christopher Hoehn-Saric	2010	Sterling Designee
Christopher P. Kirchen	2010	Existing Director
Mats Lederhausen	2010	Sterling Designee
Eric Becker	2011	Sterling Designee
Jason Rosenberg	2011	Sterling Designee
Jean-Michel Valette	2011	Existing Director

On August 14, 2009, for the limited purpose of constituting the Board of Directors among the classes described above, each of David T. Kollat, Brenda J. Lauderback and Christopher P. Kirchen submitted resignations that are subject to, conditioned upon and effective immediately following the Closing.  The Board of Directors has taken action to simultaneously appoint each of David T. Kollat, Brenda J. Lauderback and Christopher P. Kirchen to the classes on the Board of Directors as described above, which action is subject to, conditioned on, and effectively immediately following the Closing.

Also on August 14, 2009, the Board of Directors conditionally appointed Steven Chang, R. Christopher Hoehn-Saric, Mats Lederhausen, Eric Becker and Jason Rosenberg to the Board of Directors as the Sterling designees, subject to, conditioned upon and effective immediately following the Closing.

The committees to which members of the Board of Directors after the Closing will be named have not yet been determined.  The Company will file an amendment to this Form 8-K when the committee appointments have been determined.

The entry into the Securities Purchase Agreement was reported in, and a copy of the Securities Purchase Agreement is an exhibit to, the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: August 20, 2009	By: /s/ Mark A. Kimball
Mark A. Kimball
Title: Senior Vice President